UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 10, 2025, Salarius Pharmaceuticals, Inc. (the “Company”), entered into that certain Agreement and Plan of Merger, with Decoy Therapeutics MergerSub I,, Inc., Decoy Therapeutics MergerSub II, LLC, and Decoy Therapeutics, Inc. (“Decoy”), which was subsequently amended on March 28, 2025, June 10, 2025, July 18, 2025, July 29, 2025 and September 17, 2025 (as amended, the “Merger Agreement”).

On October 21, 2025, the Board of Directors of the Company approved the grant of a transaction bonus to Mark J. Rosenblum, the Company’s Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer, pursuant to which Mr. Rosenblum will be entitled to receive a cash bonus in the amount of $225,000 following the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”). Payment of the transaction bonus will be subject to Mr. Rosenblum’s continued employment with the Company through the Closing Date, and will be paid at or prior to the Company’s next payroll payment date following the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: October 21, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Acting Chief Executive Officer Executive Vice President & Chief Financial Officer